Exhibit 10.42





                           SHAREHOLDERS AGREEMENT


                                  AMONG


                LSG LUFTHANSA SERVICE EUROPA/AFRIKA GMBH


                         TOP FLIGHT CATERING AB


                                  AND


                      BALTIC INTERNATIONAL USA, INC.





December 2, 1997













Hogan & Hartson L.L.P.
21 Garlick Hill
London EC4V 2AU
England



                              TABLE OF CONTENTS

1. DEFINITIONS                                                2
2. COMPLIANCE                                                 3
2.1. Compliance Actions                                       3
2.2. Conflict with Memorandum or Articles                     4
3. CORPORATE ORGANIZATION AND PROCEDURES                      4
3.1. General                                                  4
3.2. Board of Directors                                       4
3.2.1. Number and Composition.                                4
3.2.2. Removal and Replacement of Directors.                  4
3.2.3. Meetings                                               5
3.2.4. Non-Voting Observers                                   5
3.3. Certain Shareholder Rights                               5
4. COMPANY BUSINESS, MANAGEMENT AND OPERATIONS                6
4.1. Business of the Company     6
4.2. Shareholder Expertise                                    6
4.3. LSG Lufthansa Service/Sky Chefs Network                  6
4.4. Management and Operation of the Company                  7
4.5. BIUSA Assistance to Managing Director                    7
4.6. Annual Budget                                            7
4.6.1. Preparation of Annual Budgets                          7
4.6.2. Operations Consistent with Annual Budget               7
4.7. Accounting                                               8
4.8. Audits by Shareholders                                   8
4.9. Key Personnel                                            8
4.10. Dividends                                               8
5. CERTAIN CAPITAL CONTRIBUTIONS                              9
5.1. Valuation of Riga Shares                                 9
5.2. Contribution of Riga Shares and Cash by Shareholders     9
6. NON-COMPETE                                                9
6.1. Existing Company Locations                               9
6.2. Territory                                               10


7. LSG OPTION TO PURCHASE CERTAIN SHARES FROM BIUSA          10
7.1. Option                                                  10
7.2. Option Exercise                                         11
7.3. BIUSA Actions                                           11
8. PRE-EMPTIVE RIGHTS; SHARE ISSUANCES                       11
8.1. Rights Notice                                           11
8.2. Acceptance and Issuance of Shares to Shareholders       12
8.3. Issuance of Shares to Third Parties                     12
9. RESTRICTIONS ON TRANSFER OF SHARES                        12
9.1. General Prohibition on Transfer                         12
9.2. Transfer to Affiliate                                   13
9.3. Transfer by Right of First Refusal                      13
9.3.1. Third Party Offer                                     14
9.3.2. Offer Period                                          14
9.3.3. Acceptance                                            14
9.3.4. Third Party Sale                                      14
9.3.5. Good Title                                            15
9.4. Regulatory Compliance                                   15
9.5. Pledge of Shares                                        15
9.6. Insolvency and Involuntary Transfers                    16
9.7. Specified Value                                         16
10. TERM                                                     16
10.1. Effectiveness                                          16
10.2. Termination                                            17
10.3. Continuing Rights and Obligations                      17
11. CONFIDENTIALITY                                          17
12. MISCELLANEOUS                                            18
12.1. Assignment                                             18
12.2. Entire Agreement; Amendment                            18
12.3. Severability                                           18
12.4. Waiver                                                 18
12.5. Time of Essence                                        19
12.6. Limitation on Benefit                                  19
12.7. Binding Effect                                         19
12.8. Governing Law                                          19
12.9. Arbitration                                            19
12.10. Notices                                               20
12.11. Headings; References                                  21
12.12. Execution in Counterparts                             21
Annex A   Initial Directors and Non-Voting Observers
          Annex B  1998 Annual Budget



                         SHAREHOLDERS AGREEMENT


THIS SHAREHOLDERS AGREEMENT is entered into on the 2nd day of December, 1997 among:

      LSG LUFTHANSA SERVICE EUROPA/AFRIKA GMBH, a private company organized and existing under the laws of the Federal Republic of Germany, with principal offices at Am Holzweg 26, D-65830 Kriftel, Federal Republic of Germany ("LSG");

     BALTIC INTERNATIONAL USA, INC., a corporation organized and existing under the laws of the State of Texas, USA, with principal offices at 1990 Post Oak Boulevard, Suite 1630, Houston, Texas
77056, USA ("BIUSA");

     and

     TOP FLIGHT CATERING AB, a Swedish limited liability company organised and existing under the laws of Sweden, with corporate registration number 556457-7525, and with an address at Box 216, 190 47 Stockholm Arlanda, Sweden 12, 103 87 ("TOPflight").

WHEREAS, LSG, BIUSA and TOPflight constitute all of the shareholders of AIRO Catering Services, Ltd., an international business company organized under the laws of the British Virgin Islands, having a registration number 175406 and a registered office at the offices of ATC Trustees (BVI) Limited, 2nd Floor, Abbott Building, P.O. Box 933, Road Town, Tortola, British Virgin Islands (the "Company");

WHEREAS, the Company has an authorized share capital of US$10,000,000 which is made up of one class and one series of shares divided into 1,000,000 shares of US$10.00 par value each (such shares, together with any subsequently authorized shares of the Company, being referred to herein as the "Shares"), of which 234,081 Shares are currently issued and outstanding and held as follows:

     BIUSA:          107,377 Shares
     TOPflight:     115,000 Shares
     LSG:            11,704 Shares

WHEREAS, LSG purchased its 11,704 Shares from BIUSA on the date hereof pursuant to a Share Purchase Agreement between LSG and BIUSA dated the date hereof;


WHEREAS, the parties hereto desire to enter into this Agreement to govern certain aspects of the relationship of the Shareholders, to set certain restrictions on the transfer and ownership of Shares and to provide for certain other matters in respect of the Company and the Shares;

WHEREAS, the Shareholders desire that this Agreement supersede and replace the Joint Venture Agreement entered into between BIUSA and TOPflight on February 5, 1996.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. DEFINITIONS

In this Agreement, the following words shall have the following meanings except where the context otherwise requires:

"Affiliate" means (a) any entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such entity; and (b) with respect to LSG: Sky Chefs, Inc. and any of its Affiliates. For the avoidance of doubt, as of the date hereof LSG does not Control, is not Controlled by and is not under common Control with Sky Chefs, Inc.

"Annual Budget" means the consolidated budget and business plan for the Company and its Subsidiaries as may be established and amended by the Board from time to time in respect of a financial year of the Company and the Subsidiaries.

"Articles" means the articles of association of the Company, as may be amended from time to time.

"Board" means the board of directors of the Company.

"Control" means the possession, direct or indirect, of the power to direct the management and policies of an entity, whether through the ownership of voting securities, by agreement or otherwise.

"Directors" means duly elected directors of the Company.





"Key BIUSA Shareholders" means the following persons, who, on the date hereof, hold the numbers of issued and outstanding shares of common stock of BIUSA as are set out opposite their names:

                                  Common Shares

Robert L. Knauss                     610,854
Paul R. Gregory                      515,369
James W. Goodchild                   153,271

"Memorandum" means the memorandum of association of the Company as may be amended from time to time.

"Riga Catering Services" means Riga Catering Services Ltd., a company organised under the laws of Latvia with a share capital of $US100,000 divided into 100,000 shares of $US 1.00 par value each, of which 37,820 are held by the Company, 20,680 are held by BIUSA, 20,750 are held by Alexander Vasilenko and 20,750 are held by Victor Arkulinsky.

"Shareholder" means LSG, BIUSA and TOPflight (for so long as they are shareholders of the Company) and, as applicable, such other shareholders of the Company as may exist from time to time.

"Shares" means any and all authorized shares of the share capital of the Company.

"Subsidiaries" means Riga Catering Services and such other companies in which the Company directly or indirectly holds a majority equity interest and through which the Company carries on its business.

"Territory" means the states of the former Soviet Union (including Latvia, Lithuania and Estonia and the Commonwealth of Independent
States) and Albania, Bulgaria, Croatia, Poland, Romania, Serbia, the Slovak Republic and Slovenia.

2. COMPLIANCE

2.1. Compliance Actions

The Shareholders shall take or cause to be taken all such actions (including, but not limited to, voting shares, holding shareholder general meetings and board of directors meetings, approving resolutions, amending memoranda and articles of association, and executing and filing documents, both in respect of the Company and the Subsidiaries) as may be necessary or appropriate to implement and ensure compliance with all provisions of this Agreement, and to fully effectuate the purposes, terms and conditions of this Agreement.

2.2. Conflict with Memorandum or Articles

     In the event of any conflict between the provisions of this Agreement and the Memorandum and Articles, then the provisions of this Agreement shall control and the Shareholders shall cause the Memorandum or Articles, as appropriate, to be amended to conform to the provisions of this Agreement.

3. CORPORATE ORGANIZATION AND PROCEDURES

3.1. General

     The corporate organization and procedures of the Company shall be as set out in the Memorandum and Articles, as supplemented by the provisions of this Agreement.

3.2. Board of Directors

3.2.1. Number and Composition.

     The Board shall consist of five Directors, two of whom shall be designated by BIUSA, two of whom shall be designated by TOPflight, and one of whom shall be designated by LSG. The initial Directors designated by the parties are as specified in Annex A attached hereto.

3.2.2.  Removal and Replacement of Directors.

Any Director designated by a Shareholder shall be removed upon written request of the designating Shareholder. If a Shareholder shall cease to be a shareholder of the Company, such Shareholder shall cause the Director(s) designated by it to resign concurrently with such Shareholder ceasing to be a shareholder of the Company. If a Director designated by a Shareholder shall cease to be a Director for any reason, the remaining Directors or the Shareholders shall fill the vacancy thereby created by electing as soon as reasonably possible, an individual designated by such Shareholder. The Shareholders shall use reasonable efforts to prevent any action from being taken by the Board during the pendency of any vacancy due to death, resignation or removal of a Director unless the Shareholder entitled to have an individual designated by it to fill such vacancy shall have failed for a period of at least 10 days after becoming aware of such vacancy to designate a replacement.

3.2.3. Meetings

The Board shall meet at least twice in each financial year of the Company unless otherwise waived by all the Directors, and special meetings may be held at the request of any Director. Meetings may take place, in accordance with the Articles, at such location, or by telephone facilities, as a majority of the Directors shall determine.

3.2.4. Non-Voting Observers

     LSG and TOPflight shall have the right to designate, in the aggregate, from time to time, up to three non-voting observers to the Board who will have the same rights as the Directors, other than the right to vote on matters to be decided by the Board, including but not limited to the right to receive notice of all meetings of the Board and the right to receive the same information and documentation as is
provided to the Directors.   The initial non-voting
observers designated by LSG and TOPflight are as specified in Annex A attached hereto.

3.3. Certain Shareholder Rights

     The following actions shall not be taken without the prior written consent of all the Shareholders:

     (a)     amendment of  the Memorandum or Articles of Association;
     (b) dissolution or liquidation of the Company, except as may be required by applicable law;
     (c)     merger of the Company with another company;
     (d) sale or other disposition of all or substantially all of the business or assets of the Company or of any of the Subsidiaries;
     (e) acquisition or commencement by the Company of a new line of business that is not related to food service or food products; and
     (f)     amendment of this Agreement.

4. COMPANY BUSINESS, MANAGEMENT AND OPERATIONS

4.1. Business of the Company

The business of the Company shall be the provision of in-flight catering services at such locations within the Territory as the Board may agree from time to time, including Riga, Latvia; Kiev, Ukraine; and Talinn, Estonia. The Company shall provide such services directly or, as may be determined by the Board, indirectly through Subsidiaries, including Subsidiaries formed under the national law of the countries in which such services are provided.

4.2. Shareholder Expertise

The Company has been founded on the basis that each Shareholder will contribute to the success of the Company by making available its expertise to the business of the Company.

4.3. LSG Lufthansa Service/Sky Chefs Network

     For so long as LSG is a shareholder of the Company, the Company shall be part of the worldwide network of providers of inflight catering services that are affiliated with LSG and that currently operate under the tradename of LSG Lufthansa Service/Sky Chefs.
As part of such network, the Company shall be guided by, and seek to adhere to, the standards and policies of such network in the operation of the Company's business -- including, but not limited to, quality control standards (as they may relate to, among other things, hygiene, sanitation and food service), financial and operational reporting procedures, and use of the tradename and logo of LSG Lufthansa Service/Sky Chefs -- as any of such policies and standards may be revised from time to time. LSG shall keep the Company timely informed of the foregoing standards and policies and any revisions thereof. For the avoidance of doubt, in the event LSG ceases to be a shareholder of the Company, the Company shall forthwith cease to use the tradename and logo of LSG Lufthansa Service/Sky Chefs or any similar name or logo, unless
LSG otherwise consents to such use. Further, in the event LSG determines that certain locations at which the Company provides services do not meet LSG's standards, for whatever reason, LSG shall have the absolute right to require that such location cease to use the tradename and logo of LSG Lufthansa Service/Sky Chefs or any similar name or logo.




4.4. Management and Operation of the Company

     The Board shall manage the business and affairs of the Company in accordance with this Agreement. A Managing Director of the Company, who shall be employed by the Company, shall be proposed by BIUSA and shall be subject to the Board's approval. The Managing Director shall be responsible for operation of the day-to-day business of the Company in accordance with the Annual Budget and such policies as may be established by the Board. The Managing Director shall report to the Board all material development in respect of the Company's business on a monthly basis, or more frequently as appropriate. The Current Managing
Director is as specified Annex A.   To the extent the Board requests the
significant services of one or more Shareholders in respect of the operations of the Company, such Shareholders shall be compensated by the Company for such services on a fair market value basis.

4.5. BIUSA Assistance to Managing Director

     BIUSA undertakes to advise the Managing Director in the negotiations and development of new inflight catering facilities in the Territory and in the oversight of the planned expansion and development of the Company, including in the identification of third party financing and the financial management of the Company.

4.6. Annual Budget

4.6.1. Preparation of Annual Budgets

Prior to the beginning of each financial year of the Company, the Board shall cause to be prepared an Annual
Budget with respect to such financial year for review and approval by the Board. In the event that the Board shall have failed, for whatever reason, to have approved the Annual Budget for a particular financial year by the commencement of such financial year, then the business of the Company shall be carried out in accordance with the Annual Budget applicable to the last preceding year, excluding for such purpose, however, expenditures, borrowings and other transactions reflected therein not in the ordinary course of business. The 1998 Annual Budget is attached hereto as Annex B.

4.6.2. Operations Consistent with Annual Budget

     The Company shall carry out its business in a manner consistent with the terms of the applicable Annual Budget.
The Board shall review the Annual Budget at each regular meeting of the Board and may amend the Annual Budget at any such meeting if and to the extent agreed by the Board.

4.7. Accounting

The Company shall maintain complete and accurate accounting records which shall be audited annually and prepared on a consistent basis in accordance with generally accepted accounting principles. Arthur Andersen shall be the Company's auditor for the year ending 31 December 1997.

4.8. Audits by Shareholders

Each Shareholder shall have the right to conduct, at its own expense, its own audits of the Company's records, finances and operations and the Company shall provide all reasonable assistance to the Shareholders for such purpose.

4.9. Key Personnel

     Employment by the Company of key personnel shall be subject to the prior approval of the Board.

4.10.      Dividends

        The Board shall determine the extent to which the Company and the Subsidiaries will declare and pay dividends out of earnings available for such purpose; provided, however:

     (i) any Shareholder shall have the right, by written notice to the other Shareholders, to request that the Company declare a dividend of at least 50% of the net after tax earnings of the Company then available for such purpose (or that the Shareholders take such action as may be appropriate to cause one or more Subsidiaries to declare such a dividend in respect of such Subsidiaries), and if the Board determines that sufficient cash is available and that such earnings and cash are not otherwise required to meet the expected near term business needs of the Company or the Subsidiaries, as the case may be (including, without limitation, needs for operations, capital expenditures or expansion), then the Company shall declare such a dividend (or the Shareholders shall take such appropriate action in respect of the declaration by the Subsidiaries of such dividends) within 30 days of the Shareholder notice; and

     (ii) Until February 28, 1998, the Shareholders shall take such action as may be appropriate to cause Riga Catering Services to declare a dividend of 100% of its net after tax earnings available for such purpose.

5. CERTAIN CAPITAL CONTRIBUTIONS

5.1. Valuation of Riga Shares

     Promptly following execution of this Agreement, the Shareholders shall attempt collectively to determine a value for all of the shares held by BIUSA in Riga Catering Services (the "Riga
Shares").

5.2. Contribution of Riga Shares and Cash by Shareholders

     Following determination of such value for the Riga Shares (the "Riga Share Value"), and subject to the following sentence, the Shareholders intend that BIUSA contribute the Riga Shares to the Company as a capital contribution in an amount equal to the Riga Share Value and that, concurrently with such capital contribution by BIUSA, LSG and TOPflight make capital contributions to the Company in cash, based on their percentage shareholdings in the Company, in an amount sufficient to retain such percentage shareholdings following such contributions by the Shareholders. The obligation of LSG and TOPflight to make such capital contributions is subject to the approval of the Boards of Directors of LSG and TOPflight and to their ability to obtain necessary financing for such contributions, and BIUSA's obligation to contribute the Riga Shares is subject to LSG and TOPflight concurrently making the foregoing cash contributions.

6. NON-COMPETE

6.1. Existing Company Locations

     No Shareholder, nor any Affiliate thereof, shall compete, directly or indirectly, with the Company's business of providing inflight catering services at those locations where the Company is then conducting such business; provided, however, that (i) Sky Chefs, Inc. and its Affiliates are excepted from the foregoing restriction (although LSG shall vote against any proposed actions of Sky Chefs, Inc. to enter into competition with the Company at such locations, to the extent that LSG is in a position to do so) and, (ii) without limiting the generality of the foregoing, the Moscow inflight catering facility currently owned by an Affiliate of Sky Chefs, Inc. is excepted from the foregoing restriction.
For the avoidance of doubt, the foregoing restriction shall not apply to a former Shareholder that no longer holds any Shares.

6.2. Territory

     For a period of four years from the date hereof, no Shareholder nor any Affiliate thereof, shall provide inflight catering services in the Territory except through the Company; provided, however, that (i) Sky Chefs, Inc. and its Affiliates are excepted from the foregoing restriction (although LSG shall vote against any proposed actions of Sky Chefs, Inc. to compete with the Company in the Territory, to the extent that LSG is in a position to do so) and (ii) without limiting the generality of the foregoing, the Moscow inflight catering facility currently owned by an Affiliate of Sky Chefs, Inc. is excepted from the foregoing restriction. For the avoidance of doubt, the foregoing restriction shall not apply to a former Shareholder that no longer holds any Shares. In the event that any of the Key BIUSA Shareholders Transfers (as such term is defined in Clause 8.1) in excess of 50% of his shares of common stock in BIUSA (as set out in Clause 1), then neither LSG nor TOPflight shall be bound by the foregoing restriction. In the event that any of the Shareholders are unable or otherwise unwilling to provide the capital contributions or other financing to the Company that the Board determines is required for the Company to commence inflight catering operations in a particular location, then the other Shareholders shall not be bound by the foregoing restriction in respect of such particular location. Prior to the expiration of such four year period, the Shareholders shall consider whether the foregoing restriction should be extended for an additional four year period.

7. LSG OPTION TO PURCHASE CERTAIN SHARES FROM BIUSA

7.1. Option

     In the event the Shareholders agree in writing to extend the non-compete restrictions set out in Clause 6.2 for an additional four-year period pursuant to the last sentence of Clause 6.2, then LSG shall have the right, but not the obligation (the "Option"), to purchase from BIUSA 6% of the total issued and outstanding Shares of the Company at the date of such Shareholders' agreement (the "Option Shares") for a total purchase price equal to the product of (a) five times the Company's annualized, pre-tax earnings and pre-intercompany charges, excluding non-recurring and unusual items, as based on the financial quarter of the Company immediately preceding LSG's exercise of the Option, multiplied by
(b) 6%.



7.2.      Option Exercise

          LSG may exercise the Option by delivering written notice of exercise to BIUSA within 30 days after the agreement referred
to in the first sentence of Clause 7.1.   Within 10 days
following BIUSA's receipt of such notice, BIUSA shall deliver to LSG certificates representing the Option Shares and concurrently with LSG's receipt of the Option Shares, LSG shall deliver to BIUSA by cheque or wire transfer the amount of the purchase price for the Option Shares. BIUSA's delivery of the Option Shares to LSG shall constitute a representation and warranty by the BIUSA to LSG that BIUSA has good and marketable title to the Option Shares, free and clear of any lien, charge, pledge, encumbrance, security interest or adverse claim, except for restrictions pursuant to this Agreement. In addition, BIUSA shall deliver to LSG all documents, instruments and releases and shall do all acts and things as LSG may reasonably request, whether before or after closing of the purchase of the Option Shares, to vest title to the Option Shares in LSG at the closing of such purchase.

7.3.      BIUSA Actions

     BIUSA shall at all times continue to hold sufficient Shares to enable LSG to fully exercise the Option and shall take all such actions as may be necessary or appropriate to enable LSG to acquire the Option Shares and otherwise to preserve LSG's rights pursuant to the Option. BIUSA shall not take any actions that are inconsistent with LSG's rights pursuant to the Option.

8. PRE-EMPTIVE RIGHTS; SHARE ISSUANCES

Except as otherwise provided in Clause 5.2, the Company shall not issue any additional Shares unless such additional Shares shall have first been offered to all the Shareholders pro rata in accordance with their respective holdings of Shares (a "Rights Offer") in accordance with the following procedures:

8.1. Rights Notice

     To effect a Rights Offer, the Board shall cause to be delivered to the Shareholders a notice (the "Rights Notice") specifying the total number of Shares being offered, the number of Shares being offered to each Shareholder, the subscription price for each Share and the date by which such offer, if not accepted, will be deemed to have been declined (such date to be not less than six months from the date the notice is given)(the "Acceptance Period").

8.2. Acceptance and Issuance of Shares to Shareholders

     In order to accept the offer to subscribe for Shares pursuant to the Rights Notice, a Shareholder shall give notice to the Board before expiration of the Acceptance Period, specifying the number of Shares for which it subscribes pursuant to the offer made to it in the Rights Notice. A Shareholder that fails to give such notice to the Company within the Acceptance Period shall be deemed to have declined the offer to subscribe for Shares. If any of the Shareholders has failed within the Acceptance Period to accept subscriptions for all of the Shares offered to it, then the Company shall offer such remaining Shares to the other
Shareholders pro rata in accordance with their respective holdings of Shares, which offer shall remain open for acceptance for a period of 30 days. Thereafter, the Company shall issue to the accepting Shareholders, in consideration of their payment of the subscription price, the number of Shares for which such Shareholders have agreed to subscribe.

8.3. Issuance of Shares to Third Parties

     If fewer than all of the Shares offered to the Shareholders pursuant to the Rights Offer are purchased by the Shareholders, then during the four months following the earlier of (a) expiration of the Acceptance Period and (b) the acceptance or rejection by all of the Shareholders of all of the Shares subject to the Rights Offer, the Company shall be entitled to issue to persons other than the Shareholders any Shares for which the Shareholders did not subscribe, provided that such Shares shall be issued on economic terms no less favourable to the Company than those upon which such Shares were offered to the Shareholders in accordance with the Rights Offer. If the Company does not issue such Shares within such four month period, the foregoing pre-emptive rights shall again apply in respect of unissued Shares. Except as provided for in this Clause 8, no Shareholder shall be entitled as of right to subscribe for, purchase or receive any part of any issue of Shares or securities of the Company now or hereafter authorized. The provisions of this Clause 8 shall apply, mutatis mutandis, to securities that by their terms or by agreement are convertible into, exchangeable for or carry the right to purchase Shares.

9. RESTRICTIONS ON TRANSFER OF SHARES

9.1. General Prohibition on Transfer

No Shareholder shall, without the prior written consent of the other Shareholders, Transfer any Shares (or any interest therein) now or hereafter held or acquired by such Shareholder, to any person except as provided by this Agreement. For purposes of this Clause 9, a "Transfer" shall mean any direct or indirect sale, gift, mortgage, pledge or other creation of a security interest or encumbrance, exchange, assignment or other disposition, including a disposition under judicial order, legal process, execution, attachment, enforcement of an encumbrance, or transfer to a trustee in bankruptcy, and shall include the effective accomplishment of any of the foregoing through a series of related transactions (including an indirect Transfer through the sale of an Affiliate that is a Shareholder) the primary intention of which
is to avoid the restrictions in this Clause 9.1.   A purported
Transfer of any Shares or any interest therein in violation of this Agreement shall not be valid and the Company shall not register any such Shares on the share register of the Company, nor shall any voting rights attaching to or relating to such Shares be exercised by the purported transferee, nor shall any purported exercise of such voting rights by the purported transferee be valid or effective, nor shall any dividend or distribution be paid or made on such Shares.

9.2. Transfer to Affiliate

A Shareholder may Transfer all or any part of its interest in its Shares to an Affiliate, provided that

(a) such Shareholder gives the other Shareholders and the Company at least 10 days prior written notice of such Transfer; and

(b)     the transferee Affiliate agrees to be bound by the
provisions of this Agreement and executes a counterpart of
this Agreement assuming the rights and obligations of a
Shareholder hereunder.    In the event that LSG Transfers
less than all of its interests in its Shares to an Affiliate, then LSG and the transferee Affiliate each shall hold the rights and obligations of a Shareholder hereunder except that LSG shall retain its right to nominate
Directors;

(c) the transferring Shareholder guarantees the obligations of the Affiliate transferee hereunder, except in the case of a transfer by LSG of up to 50% of its Shares to Sky Chefs, Inc. or an Affiliate of Sky Chefs, Inc.

9.3. Transfer by Right of First Refusal

A Shareholder may Transfer all (but not less than all) of its interest in all (but not less than all) of its Shares in accordance with the following procedures:


9.3.1. Third Party Offer

       If a Shareholder (the "Transferor") has received a bona fide offer from a third party (a "Third Party Offer") for the purchase of the Transferor's Shares for cash consideration and the Transferor desires to accept the Third Party Offer, the Transferor shall, prior to transferring its Shares to such third party, make to the other Shareholders (the
"Offerees") an offer in writing to sell to the Offerees, pro rata based on their respective holdings of Shares, the Shares proposed to be transferred by the Transferor (the
"Offer"). Attached to the Offer shall be a statement of the Transferor's intention to transfer the Shares to the third party, subject to the Offerees' right of first refusal, and all particulars of the proposed transfer including a copy of the Third Party Offer.

9.3.2. Offer Period

     The Offerees shall have 30 days after delivery of the Offer (the "Offer Period") to notify the Transferor whether or not they intend to purchase all the Transferor's Shares. If one of the Offerees does not accept the Offer within the Offer Period, the Offer Period shall be deemed extended by 10 days and the other Offeree shall be entitled to purchase the Transferor's Shares that had been offered to the non-accepting Offeree by giving notice to the Transferor within such 10 day period.

9.3.3. Acceptance

     If the Offerees accept the Offer in full, the Transferor shall sell, and the Offerees shall purchase, the Transferor's Shares at the price and on the terms set forth in the Third Party Offer, and such sale and purchase shall be completed within 20 days after the end of the Offer
Period.

9.3.4.      Third Party Sale

     If the Offerees have not accepted the Offer pursuant to Clause 9.3.2 within the Offer Period, the Transferor shall be entitled, any time within 60 days after the expiration of such Offer Period to sell in a bona fide sale and on the terms and conditions contained in the Third Party Offer all (but not less than all) of the Transferor's interest in all (but not less than all) of the Transferor's Shares to the third party that made the Third Party Offer.


9.3.5.      Good Title

     The acceptance by the Transferor of payment from the Offerees for the Transferor's Shares shall constitute a representation and warranty by the Transferor that the Transferor has good and marketable title to the Transferor's Shares, free and clear of any lien, charge, pledge, encumbrance, security interest or adverse claim, except for restrictions pursuant to this Agreement. In addition, the Transferor shall deliver to the Offerees all documents, instruments and releases and shall do all acts and things as the Offerees may reasonably request, whether before or after closing of the Transfer, to vest title to the Transferor's Shares in the Offerees at the closing of such transfer.

9.4. Regulatory Compliance

Notwithstanding any other provision of this Agreement, it shall be a condition precedent to the closing of any Transfer of Shares pursuant to this Agreement that such Transfer shall comply in all respects with all applicable laws and that all consents or approvals of governmental, airport, licensing or other regulatory authorities with jurisdiction over the Company, its Shares, its assets or its business reasonably necessary to effect the Transfer of Shares and to permit the effective operation of the Company's business in the ordinary course following such Transfer shall have been received. If, in the reasonable opinion of the Board, such a consent or approval is required to effect such Transfer, then the closing of such Transfer shall be postponed until such consent is obtained, subject to a maximum postponement of 90 days. The transferring Shareholder shall be responsible for obtaining all necessary consents or approvals and the Company and the transferring Shareholder shall cooperate with the transferee of the Shares in such endeavour. If such consent or approval cannot be obtained within such 90 day period, than the agreement to effect the Transfer shall be null and void and no party thereto will have any further rights or obligations thereunder.

9.5. Pledge of Shares

     A Shareholder may pledge up to 50% of the Shares it holds on the condition that the pledge agreement in respect of such pledge provides that (a) in the event the pledgee is entitled to foreclose on the pledged Shares, such pledgee shall give the other Shareholders a right to acquire each of such pledged Shares for the Specified Value, as defined in Clause 9.7 and (b) the Company consents to such pledge agreement, which consent shall not be unreasonably withheld or delayed. In addition, if the Shareholders unanimously agree, all the Shareholders may pledge their Shares for the purpose of obtaining third party financing for the Company.

9.6. Insolvency and Involuntary Transfers

     If a Shareholder should enter into liquidation, either voluntary or compulsory, or become insolvent, or enter into corporate reorganization proceedings or receivership or bankruptcy, or otherwise face an involuntary Transfer of such Shareholder's
Shares, then such Shareholder shall send written notice thereof to the Company and the other Shareholders disclosing in full to them the nature and details of such involuntary Transfer. Such notice shall constitute an Offer and the provisions of Clause 9.3 shall govern to the extent applicable, except that the Acceptance Period shall run for a period of 90 days from the later of such involuntary Transfer or the sending of such notice, and the purchase price for each of such shares shall be an amount equal to the Specified Value as defined in Clause 9.7 and shall be payable in cash.

9.7. Specified Value

     The term "Specified Value" as used in Clauses 9.5 and 9.6 shall mean an amount equal to the adjusted book value of one Share, determined by the Company's accountants as follows: the book value of one Share shall be determined in accordance with generally accepted accounting principles using the accrual method of accounting applied on a basis consistent with the preceding period, including, but not limited to, accounts receivable, less an allowance for uncollectable items. The adjusted book value shall be an amount equal to such book value increased by the excess, or decreased by the deficit, of the fair market value of the inventory, leasehold and leasehold improvements and real property, if any, of the Company over, or below in the case of a deficit, the book value (i.e., cost less accumulated depreciation and amortization) of such assets; provided, however, that goodwill shall not be taken into account. The determination of the Specified Value shall be made as of the date of the pledge foreclosure (under Clause 9.6) or other involuntary Transfer
(under Clause 9.7), unless such event is within two months before or after the end of a financial year of the Company, in which case the determination shall be made as of the last day of such financial year.

10. TERM

10.1. Effectiveness

This Agreement shall come into force and effect as of the date hereof as set forth on the first page of this Agreement and shall supersede the Joint Venture Agreement dated February 6, 1996 between BIUSA and TOPflight, which agreement shall be deemed terminated as of the date hereof.

10.2. Termination

All rights and obligations of a Shareholder arising under this Agreement shall terminate (except as otherwise specified herein) on the earliest of:

(a) the date on which such Shareholder ceases to be the holder of any Shares;

(b) the date on which this Agreement is terminated by written agreement of all the Shareholders;

(c) the date on which the Company is dissolved in accordance with applicable law.

10.3. Continuing Rights and Obligations

A termination of this Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination and such rights and obligations shall survive termination of this Agreement.

11. CONFIDENTIALITY

The parties hereto shall at all times keep confidential the contents of this Agreement and the transactions contemplated hereby. Each party hereto shall also keep confidential, and procure that any person Controlling, Controlled by or under common Control with such party, shall keep confidential, all trade secrets and other confidential information of any other party hereto made available to it in connection with this Agreement or otherwise in connection with the business of the Company, and shall not use or disclose any such trade secrets or other confidential information except if and to the extent that such use or
disclosure is necessary for the conduct of the Company's business.   The
restrictions of this Clause 11 shall not apply to information (a) that is or becomes generally available to the public other than as a result of unauthorized disclosure; (b) that was available to the receiving party on a nonconfidential basis prior to receipt from the providing party or is received thereafter from a third party without restriction and without breach of obligation; or (c) that is disclosed pursuant to the requirement of a court or government agency with applicable jurisdiction (including, as applicable, the U.S. Securities and Exchange Commission), provided that, if reasonably possible, the disclosing party gives the providing party 10 days prior written notice of such disclosure. The obligations of this Clause 11 shall survive termination of this Agreement.

12. MISCELLANEOUS

12.1. Assignment

     No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, unless such party shall have obtained the prior written consent of all the other parties, except to the extent such assignment arises out of the transfer by a Shareholder to an Affiliate of such Shareholder in accordance with Clause 9.2.

12.2. Entire Agreement; Amendment

This Agreement, including the Annexes hereto and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein (including, without limitation, the Joint Venture Agreement between BIUSA and TOPflight (under the name "TOPflight AB") dated February 5, 1996 and the Memorandum of Understanding between LSG and BIUSA dated July 16, 1997). No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or discharge is sought.

12.3. Severability

If any part of any provision of this Agreement or any other agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

12.4. Waiver

No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

12.5. Time of Essence

Time is of the essence in this Agreement.

12.6. Limitation on Benefit

It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, administrators, legal representatives and permitted assigns.

12.7. Binding Effect

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, administrators, legal representatives and permitted assigns.

12.8. Governing Law

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the British Virgin
Islands.

12.9. Arbitration

     The parties hereto shall attempt to settle promptly and amicably by negotiation and consultation any disputes, controversies and claims between or among them or the Company arising hereunder. However, in the event the parties hereto are unable to reach a satisfactory resolution thereof, any such dispute, controversy or claim shall be referred to and finally resolved by arbitration under the Rules of the Arbitration Institute of the Stockholm
Chamber of Commerce. The arbitration tribunal shall consist of three arbitrators who are nationals of member states of the European Union (other than Denmark and Sweden) to be selected in accordance with such Rules. The place of arbitration shall be Stockholm, Sweden. The language of the arbitration shall be English.

12.10.      Notices

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered, sent by overnight courier, or mailed by first-class registered or certified post, return receipt requested, postage prepaid, or transmitted by telegram, fax or telex, addressed as follows:

     (i)     If to LSG:

               LSG Lufthansa Service Europe/Afrika GmbH
               Am Holzweg 26
               D-65830  Kriftel
               Federal Republic of Germany

               Attention:  Gerhard Schmidt

               Fax:  49 6192 974 198

     with a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               21 Garlick Hill
               London EC4V 2AU
               England

               Attention:  Daniel H Maccoby

               Fax:  44 171 329-0299

          (ii)     If to BIUSA:

               1990 Post Oak Blvd.
               Suite 1630
               Houston, Texas 77056
               USA

               Attention:

               Fax:  1 713 961 9298

     with a copy (which shall not constitute notice) to:


          (iii)     If to TOPflight:

               TOP Flight Catering AB
               Box 216
               190 47 Stockholm Arlanda
               Sweden

               Attention:  Morten Andreasen

               Fax:  46 8 797 7922

     with a copy (which shall not constitute notice) to:


Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be transmitted in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

12.11. Headings; References

The headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof. All references to Clauses and Annexes in this Agreement shall, unless otherwise specified, be references to Clauses and Annexes of this Agreement.

12.12. Execution in Counterparts

To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on their behalf, on the day and year first hereinabove set forth.



     LSG LUFTHANSA SERVICE
     EUROPA/AFRIKA GMBH

     By  /s/  Gerhardt Schmidt
         ----------------------------------


     BALTIC INTERNATIONAL USA, INC.

     By  /s/  James W. Goodchild
         ----------------------------------


      TOP FLIGHT CATERING AB


     By  /s/  Morten Andreasen_______
         ----------------------------------
         /s/  Gerhardt Schmidt
         ----------------------------------

ANNEX A


INITIAL DIRECTORS and NON-VOTING OBSERVERS


Directors Designated by BIUSA

1.     Jonas af Jochnick

2.     James W. Goodchild

Directors Designated by TOPflight

1.     Morten Andreasen

2.     Leonard Gustafson

Director Designated by LSG

1.     Gerhardt Schmidt

Non-Voting Observers Designated by LSG and TOPflight

1.     Lars Monie

2.     Bo Frolen


                                  ANNEX B


                             1998 ANNUAL BUDGET



                         AIRO Catering Services Inc.

                            Budget 1998 (1000 USD)


Lufthansa                                                560
Other National and International Airlines               6344
Other revenues                                           242

Net sales                                               7146

Cost of sales                                           2458
Outside services                                          16
Airport fee                                              140

Gross profit                                            4532

Labor cost                                              1422
Building cost/rental                                     161
Maintenance                                               45
Services                                                  64
Misc., supplies/utilities                                362
Other controllables                                      203
Management fee                                           161

Gross operating profit                                  2114

Depreciation                                             168
Interest                                                 174

Net profit                                              1772